UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 1, 2010

COLUMBIA BANKING SYSTEM, INC.

(Exact name of registrant as specified in its charter)

Washington	0-20288	91-1422237
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 A Street Tacoma, WA	98402
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (253) 305-1900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On September 1, 2010, Columbia Banking System, Inc. (the “Company”) repurchased the common stock warrant issued to the U.S. Treasury pursuant to the Troubled Asset Relief Program (“TARP”) Capital Purchase Program for $3.3 million. The warrant repurchase, together with the Company’s redemption in August 2010 of the entire amount of Fixed Rate Cumulative Perpetual Preferred Stock, Series A, issued to the U.S. Treasury, represents full repayment of all TARP obligations and cancellation of all equity interests in the Company held by the U.S. Treasury.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLUMBIA BANKING SYSTEM, INC.

Date: September 1, 2010	/s/ Melanie J. Dressel
Melanie J. Dressel
President and Chief Executive Officer